Merrill Lynch U.S.A. Government Reserves
File Number: 811-3534
CIK Number: 704957
For the Period Ending: 02/28/2003

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the six months ended February 28, 2003.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

09/19/2002	$325	U.S. Treasury Note	2.25%	07/31/2004
01/13/2003	600	U.S. Treasury Note	1.75	12/31/2004